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                               Amendment No. 1 to
                       Agreement and Declaration of Trust

                             INSTRUMENT OF AMENDMENT


         Pursuant to Article III, Sections 6 and 7 and Article IX, Section 10 of the Agreement and Declaration of Trust of the State Street Research Institutional Funds (the "Trust") dated March 3, 1999 ("Declaration of Trust"), as heretofore amended, the following action is taken:

         1. The Declaration of Trust is hereby amended to change the name of three of the series of shares under such Trust, as follows:

                 "State Street Research Core Fixed Income Fund"
                                       to
          "State Street Research Institutional Core Fixed Income Fund"

               "State Street Research Core Plus Fixed Income Fund"
                                       to
        "State Street Research Institutional Core Plus Fixed Income Fund"

                  "State Street Research Large Cap Growth Fund"
                                       to
          "State Street Research Institutional Large Cap Growth Fund."

         2. The Declaration of Trust is hereby amended to add two additional series of shares of the Trust to be designated as follows:

         "State Street Research Institutional Large Cap Analyst Fund"
  "State Street Research Institutional Concentrated International Equity Fund"


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         3.       This Amendment shall operate to abolish the
establishment and designation of State Street Research Core Large Cap Growth Fund as a Series of the Trust, which abolishment shall be effective as of December 14, 2001.

         A revised Schedule I, setting forth the series of the Trust, is attached hereto.

         This Amendment shall be effective as of December 14, 2001.

         IN WITNESS WHEREOF, the undersigned officer or assistant officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.




                                                    /s/ Francis J. McNamara III
                                                    ---------------------------
                                                    Francis J. McNamara
                                                    Secretary


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                                    SCHEDULE I

           State Street Research Institutional Core Fixed Income Fund
         State Street Research Institutional Core Plus Fixed Income Fund
            State Street Research Institutional Large Cap Growth Fund
           State Street Research Institutional Large Cap Analyst Fund
   State Street Research Institutional Concentrated International Equity Fund